GREEN ANODE COKE SALES AGREEMENT
				 BETWEEN
				CONOCO INC.
				   AND
		      GREAT LAKES CARBON CORPORATION


	CONOCO INC., a corporation organized under the laws of the State of Delaware ("Seller"), and GREAT LAKES CARBON CORPORATION, a corporation also organized under the laws of the state of Delaware ("Buyer"), enter into this Agreement for the sale and purchase of green anode coke ("Coke"), pursuant to the following terms and conditions.

1.0.    Term
	----

	Subject to the provisions of Sections 4.3. and 8.2. hereof, the initial term of this Agreement shall be from January 1, 1998 through CONFIDENTIAL TREATMENT. Upon the expiration of the initial term, this Agreement shall be automatically renewed on a year-to-year basis, from anniversary date to anniversary date, unless terminated pursuant to the provisions of Sections 4.4., 8.2. or 18.0. hereof.

2.0.    QUANTITY
	--------

	2.1.    Subject to the provisions of Sections 3.0., 4.4., 8.2 and
12.5. hereof, Seller shall sell and Buyer shall purchase a base quantity of CONFIDENTIAL TREATMENT short dry tons of Coke during each calendar year during the term of this Agreement. These sales/purchases shall be at a rate of CONFIDENTIAL TREATMENT short dry tons per calendar quarter.

	2.2. As specified below, for each six-calendar month period of January 1 - June 30 and July 1 - December 31 ("six-month period") which occurs during the term of this Agreement, Buyer may give Seller written notice that Buyer wishes to purchase from Seller an additional quantity of up to CONFIDENTIAL TREATMENT short dry tons of Coke. Seller will use commercially reasonable efforts to supply the additional quantity of Coke requested by Buyer but will not be obligated to sell or deliver any additional quantity of Coke to Buyer.
	(a) Except for the first six-month period, Buyer shall submit its notice to Seller not less than thirty (30) days prior to the first day of the relevant six-month period.
	(b) Upon receipt of Buyer's notice, Seller will promptly evaluate Buyer's request in light of Seller's Coke production schedule and Seller's other Coke marketing obligations/opportunities. Seller will then notify Buyer of the additional quantity of Coke, if any, which Seller could make available to Buyer during each calendar quarter of the relevant six-month period. If Buyer wishes to purchase any or all of Seller's available additional Coke, Seller and Buyer will enter good faith negotiations to establish (i) the exact additional quantity of Coke which Seller will sell and Buyer will purchase during each calendar quarter of the relevant six-month period, and (ii) the pricing terms for the Coke to be sold/purchased during the relevant six-month period. Seller and Buyer shall complete these negotiations during the thirty
(30) days immediately prior to the first day of the relevant six-month period.
	(c) If the Seller and Buyer reach agreement on the quantity and pricing terms for an additional quantity of Coke, such additional quantity will be sold and purchased during the relevant six-month period pursuant to those negotiated terms and the other applicable terms and conditions of this Agreement. If the Seller and Buyer do not reach agreement on the quantity or pricing terms for an additional quantity of Coke, then only the base quantity specified in Subsection 2.1. will b sold and purchased pursuant to this Agreement during the relevant six-month period.

	2.3. Buyer acknowledges that the Coke sold hereunder is a by-product of the manufacturing operations at Seller's Ponca City, Oklahoma Refinery ("Refinery"), Buyer further acknowledges that Seller may change the feedstocks or raw materials which are used at the Refinery or alter Seller's method of manufacture of Coke without liability even though such changes may alter the quality and/or quantity of Coke produced there.

		Seller will give buyer 30 days notice if seller anticipates changes in feedstocks, raw materials or method of manufacture, that will adversely affect the quality of coke produced such that it does not meet the specifications as provided in attachment A.

		In the event Refinery does not produce ample quantities of Coke to meet the needs of Seller's customers, Seller shall have the right to proportionately allocate Coke.

		Buyer shall not be obligated to purchase any Coke which does not have physical properties that conform to those listed in the "Specifications" column of Exhibit A hereto.

3.0.    QUALITY
	-------

	3.1. Subject to Section 2.3, Seller shall deliver Coke which has been produced at Seller's Refinery and which has physical properties that conform to those listed in the "Specifications" column of Exhibit A hereto.

	3.2. The quality of each quantity of delivered Coke will be determined as follows.

	(a) Immediately after the Coke is unloaded at Buyer's facility, Buyer will obtain a representative sample of the Coke which it will divide into two equal portions. Seller will have the right to witness the sampling. Sampling of trucked material will be by a mutually agreeable method.
	(b) Buyer will promptly test one portion of the sample and, based upon the test results, notify Seller of the Coke's physical properties.
Buyer will retain the second portion of the sample as a referee sample.
	(c) If Buyer's test results show that the Coke's physical properties do not conform to those listed in the "Specifications" column of Exhibit A hereto, and Seller so requests, the second portion of the sample will be tested by a mutually acceptable independent testing laboratory which will use mutually acceptable testing procedures. The parties will equally share the costs of the independent testing laboratory and its quality determination will be binding on the parties.
	(d) If the independent testing laboratory's test results show that the Coke's physical or chemical properties exceed the average monthly maximum as set forth in Exhibit A hereto, the parties will use good faith efforts to devise a mutually satisfactory remedy, subject to the provisions of Section
10.0 hereof.
	(e) If the coke's physical or chemical properties exceed the reject maximum as set forth in Exhibit A hereto, buyer will make best efforts to utilize such coke but reserves the right to reject any coke deemed unsuitable for calcining.

4.0.    PRICE
	-----

	4.1. The price for Coke delivered by Seller to Buyer pursuant to this Agreement will be FOB freight prepaid buyers facility at Enid, OK and will be established by the parties in accordance with the following provisions.

	4.2. Each Coke price will be based upon the assumption that the moisture content of the delivered Coke will be 9.5 wt% and Seller's initial invoice for each Coke delivery will be based upon that assumption. However, if the actual moisture of the delivered Coke is not 9.5 wt%, then the price of the delivered Coke shall be adjusted according to Section 4.4. hereof.

	4.3. The price for Coke delivered to Buyer during each six-month period during the term of this Agreement will be negotiated in good faith during the thirty (30) days immediately prior to the first day of the relevant six-month period. If a price agreement cannot be reached by the end of the thirty (30) day price negotiation period, then this Agreement will automatically terminate at the end of the calendar quarter immediately following the thirty (30) day price negotiation period. The price for Coke delivered during that final calendar quarter will be the last price established pursuant to this Agreement or if no agreement on price is reached for the first six-month period under this Agreement then the price to be paid will be the last prevailing price under the prior Green Coke Sales Agreement between Conoco and Great Lakes Carbon Corporation.

	4.4. In the calendar month following the calendar quarter of delivery, the actual moisture content of the delivered Coke, as determined by Buyer, shall be averaged to determine a quarterly average moisture content ("Average Moisture Content"). The Average Moisture Content shall be deemed to be the actual moisture content for each delivery of Coke during the specified calendar quarter. The price of the delivered Coke shall be adjusted to compensate for the difference between the Average Moisture Content and 9.5 wt%.

5.0.    DELIVERY
	--------

	5.1. Seller shall deliver and Buyer shall receive CONFIDENTIAL TREATMENT short dry tons of Coke per calendar quarter. By the 28th day of each month, the parties will agree upon the quantity of Coke that will be delivered during the following month.

	5.2. Except as otherwise agreed by the parties in writing, all Coke will be delivered FOB Buyer's facility at Enid, OK, freight prepaid. Seller will choose method of transport, arrange for trucks or railcars and will be responsible for loading material into such vehicles.

6.0.    TITLE AND RISK OF LOSS
	----------------------

	Title to and risk of loss of the Coke delivered during this Agreement shall pass to Buyer at the time the coke is delivered into buyer's facility at Enid, OK.

7.0.    MEASUREMENT
	-----------

	The quantity of Coke delivered shall be determined (i) by the use of mutually acceptable railroad weigh station scales, or (ii) by Buyer's certified railroad scales in Kremlin, Oklahoma, or (iii) by Seller's certified belt scales in Ponca City, Oklahoma. Any measurement made by the above methods will be final for both parties.

8.0.    PAYMENT
	-------

	8.1. Seller shall promptly invoice Buyer for each delivery of Coke. Subject to the adjustment specified in Section 4.5 hereof, Buyer shall pay Seller's invoices in full, not later than the fifteenth (15) day of the month following the month of the bill of lading date, without any adjustments, discounts or set-offs by telegraphic transfer to:

			Morgan Guaranty Trust Company
			Conoco Inc., Account Number: 73900006

Buyer shall include, in the telegraphic transfer details, the invoice number and a statement that payment is for the purchase of coke. If the payment date falls on a day when Seller's bank is closed (Saturday, Sunday, New York bank holiday, or other nonworking day), payment shall be due on the succeeding New York banking day.

	8.2. Seller reserves the right to withhold delivery of Coke to Buyer at any time Buyer's payments become past due. If buyer fails to pay in full all amounts owed to Seller within five (5) days after receipt of Seller's notice that such amounts are past due, Seller shall have the right to immediately cancel or terminate this Agreement, without prejudice to any rights, claims or causes of action arising from the Agreement.

	8.3. Buyer shall pay interest on all past due invoices at the prime rate as quoted by Citibank N.A. from its New York offices on the date the invoice is due, plus two percentage points above the announced rate.
In addition, Buyer shall pay all costs and expenses, including reasonable attorneys's fees, incurred by Seller in collecting past due payments.

9.0.    WARRANTIES
	----------

	Seller warrants that it has title to the Coke delivered under this Agreement, that the Coke will be free from all liens, encumbrances and security interests and that the Coke will have physical properties that conform to those listed in the "Specifications" column of Exhibit A hereto. THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS OF THE COKE FOR A PARTICULAR PURPOSE, EVEN IF SUCH PURPOSE IS KNOWN TO SELLER. SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE COKE DELIVERED HEREUNDER SHALL HAVE THE PHYSICAL PROPERTIES LISTED IN THE "TYPICAL" COLUMN OF EXHIBIT A TO THIS AGREEMENT.

10.0.   LIMITATION OF LIABILITY
	-----------------------

	10.1. Seller's liability to the Buyer for a breach of warranty under this Agreement shall be limited to (i) replacing, at the point of delivery, the particular quantity of Coke affected by the breach or
(ii) crediting to Buyer's account an amount not to exceed the purchase price of the particular quantity of Coke affected by the breach, at Seller's option.

	10.2. Neither party shall be liable on any claim under or arising out of or for breach of this Agreement unless such action is brought no later than one year from the date the cause of action arose.

	10.3. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

11.0.   TAXES
	-----

	11.1 Seller agrees to pay any and all property taxes, fees, or other charges imposed or assessed by governmental or regulatory bodies, the taxable incident of which occurs prior to the transfer of title to Buyer.

	11.2 Buyer agrees to pay any and all property taxes, fees, or other charges imposed or assessed by governmental or regulatory bodies, the taxable incident of which occurs after transfer of title to Buyer.

	11.3. Any applicable sales, use, gross receipt, superfund, hazardous waste, gross income or any other excise tax or inspection fee imposed by any taxing jurisdiction on any transaction covered by this Agreement shall be paid by the party who is liable for the tax according to the laws of the jurisdiction involved. However, if the tax is imposed by law on Seller, such tax shall be reimbursed to Seller by Buyer. This section shall not apply to any federal, state, or local income, franchise, or excess profits taxes imposed as a result of the transactions contemplated by this Agreement.

	11.4. Buyer shall furnish Seller with an exemption or resale certificate or other documents necessary to comply with any applicable sales and use tax laws.

	11.5. When applicable, Buyer shall furnish Seller in duplicate with a notice of exportation or articles with benefit of drawback and other forms required by governmental authorities covering each batch of Coke sold to and exported by Buyer or any of Buyer's subsidiaries or licensees. Each notice of exportation of articles with benefit of drawback shall be fully completed and properly executed by all necessary parties and endorsed to Seller.

12.0.   FORCE MAJEURE
	-------------

	12.1 No failure or omission by either party to carry out or observe any of the terms or conditions of this Agreement, including, but not limited to, either party's delay or failure to perform as a result of such party's failure to manufacture, deliver, receive, transport, use, or consume Coke due to occurrences set forth below, shall, except in relation to obligations to make payments under this Agreement, give rise to any claim against the party in question or be deemed a breach of the Agreement if such failure or omission arises from any cause reasonably beyond the control of that party, to the extent that such failure of delay may be due to:

	(a) Compliance (voluntary or involuntary) with laws, decrees, guidelines, requests, or the like of any government or person purporting to act therefor, or of international organizations of which the United States is a member including without limitation the International Energy Agency.

	(b) Restriction or cessation of production of Coke by reason of the imposition of any government or person purporting to act under the color or claim of any governmental authority of conditions or requirements which make it necessary to cease or to reduce the production of the Coke.

	(c) Hostilities of war (declared or undeclared), embargoes, blockades, civil unrest, riots or disorders, terrorism, or sabotage.

	(d) Fires, explosions, lightning, maritime peril, collisions, storms, landslides, earthquakes, floods, and other acts of nature.

	(e) Strikes, lockouts, or other labor difficulties (whether or not involving employees of Seller or Buyer).

	(f) Disruption or breakdown of production or transportation facilities, equipment, labor, or materials.

	(g) Closing or restrictions on the use of harbors, railroads or pipelines.

	(h) Any reduction in availability of crude petroleum or crude petroleum products and/or other materials necessary to make Coke.

	(i) Any other cause whether or not of the same class or kind, beyond the control of either party which prevents or interferes with the performance of this Agreement.

	12.2. Notwithstanding the provisions of Section 12.1. hereof, nothing contained in this Agreement shall relieve Buyer of the obligation to pay in full the purchase price or any other amounts due for the Coke actually delivered hereunder.

	12.3. Upon the occurrence of any of the Force Majeure events described in Section 12.1. hereof, the party claiming Force Majeure shall notify the other party promptly in writing of such event and, to the extent possible, inform the other party of the expected duration of the Force Majeure event and the volumes of Coke to be affected by the suspension or curtailment of performance under this Agreement.

	12.4. No curtailment or suspension of deliveries or acceptance of deliveries pursuant to this Section shall operate to extend the period of this Agreement or to terminate this Agreement.

	12.5. Buyer acknowledges that the Coke delivered hereunder is to be produced by Seller at its Refinery. Seller shall have no obligation to acquire Coke from any other source to meet its obligations under this Agreement. If Seller's production of Coke at this Refinery is stopped or disrupted by an event of Force Majeure, (i) Seller shall have the right to allocate its available supplies of Coke, if any, among any or all of its existing customers in a fair and equitable manner, whether or not such customers are under contract, and (ii) Seller may, with mutual consent, make up deliveries of Coke to Buyer which have been prevented by a Force Majeure event, and/or (iii) to the extent that Seller does not make up such deliveries, then Buyer's annual quantity obligation shall be reduced accordingly.

13.0.   WARNING
	-------

	13.1. The Material Safety Data Sheet attached hereto as Exhibit B, which is made a part of this Agreement, contains information regarding health risks and recommendations for the safe use and handling of Coke.

	13.2. THE COKE SOLD BY SELLER MAY BEAR OR CONTAIN HAZARDOUS CHEMICALS, RESIDUES OR OTHER HAZARDOUS MATERIALS WHICH MAY BE, OR MAY BECOME BY CHEMICAL REACTION OR OTHERWISE, DIRECTLY OR INDIRECTLY HAZARDOUS TO LIFE,

TO HEALTH, OR TO PROPERTY BY REASON OF TOXICITY, FLAMMABILITY, EXPLOSIVENESS, OR FOR OTHER SIMILAR OR DIFFERENT REASONS DURING TRANSPORTATION, USE HANDLING, REMOVAL, REFINING, CLEANING, RECONDITIONING, DISPOSAL OR OTHER SIMILAR EVENTS.

	13.3 Buyer acknowledges and represents that it has read and understands the Material Safety Data Sheet and the above warning and will read and undertake to understand any subsequent Material Safety Data Sheets or written warnings provided by Seller from time to time an undertakes to exercise the degree of care required to protect persons and properties from all hazards of the Coke disclosed in the Material Safety Data Sheets or warnings including but no limited to (i) warning the employees of Buyer and its affiliates who may become exposed to the Coke of the said hazards of the Coke, providing such employees with necessary and appropriate safety equipment and taking appropriate measures to assure that such safety equipment is adequately maintained and properly used, and (ii) warning third parties who may purchase or come into contact with the Coke or who handle or transport the Coke on the behalf of Buyer of the aforesaid hazards of the Coke.

14.0.   INDEMNITY
	---------

	The Buyer shall indemnify and hold harmless the Seller, its parent, subsidiaries, successors and assigns, and other officers, directors, employees, subcontractors, and agents against any and all liabilities, claims, demands and/or suits (including attorneys' fees and all costs), which arise out of or are related in any way to the possession, handling, use, or resale of the Coke after title to the Coke passes to the Buyer. The Buyer shall, at the option of the Seller, defend the Seller at the Buyer's sole expense against any claims, demands and/or suits which are covered by this Indemnity/ Hold Harmless clause.

15.0.   WAIVER
	------

	No waiver, either express, or by course of dealing or course of performance, of any of the terms and conditions contained in this Agreement, or waiver of any breach of any of the terms and conditions contained in this Agreement, shall be construed as a subsequent waiver of any of the terms and conditions of this Agreement or as a waiver of any subsequent breach of the same or any other term or condition of this Agreement.

16.0.   ASSIGNMENT
	----------

	Neither party may assign this Agreement without the prior written consent of the other party; except that, either party may assign this Agreement to any of its affiliates, in which event the assignor shall remain responsible for the assignee's complete performance.

17.0.   NOTICES
	-------

	All notices required or permitted by the terms of this Agreement shall be deemed sufficient if given by personal delivery, telegram, telex, or telecopier, or by prepaid, certified mail and addressed to the Seller and to the Buyer as follows:

		TO SELLER:      CONOCO INC.
				600 North Dairy Ashford
				P.O. Box 2197
				Houston, Texas 77252
				Telex No:       775347
				Attention:      Manager
				North American Petroleum Coke
				Moran Building, Room 3030

		TO BUYER:       Great Lakes Carbon Corporation
				4 Greenspoint Plaza, Suite 2200
				16945 Northchase Drive
				Houston, Texas 77060
				Fax No:         (281) 775-4744
				Attention:      V.P., Raw Materials

18.0.   TERMINATION
	-----------

	Unless terminated earlier pursuant to Sections 4.3. or 8.2., either party may terminate this Agreement upon completion of the initial term, by giving written notice to the other party on or before CONFIDENTIAL TREATMENT. In addition, either party may terminate this Agreement as of December 31 of any subsequent year by giving written notice to the other party on or before July 1 of that year.

19.0.   GOVERNING LAW
	-------------

	This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A.

20.0.   MISCELLANEOUS PROVISIONS
	------------------------

	20.1. The section headings contained in this Agreement are for the convenience of the parties only and shall not be interpreted as part of this Agreement.

	20.2. To the extent it can legally do so, the Buyer hereby waives all causes of action and remedies to which the Buyer is or may be entitled under the Texas Deceptive Trade Practices Act.

21.0.   MODIFICATION
	------------

	This agreement shall not be modified except by written instrument executed by duly authorized representatives of the respective parties.

22.0.   ENTIRE AGREEMENT
	----------------

	This Agreement, including all Exhibits, contains the full and complete understanding of the parties with respect to the purchase and sale of Coke. This Agreement shall not be affected by the acknowledgment or acceptance by the Seller of purchase orders, acknowledgments, sales orders, releases or any other form submitted by the Buyer, which contain other or different terms and conditions from those included in this Agreement.

	IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed in duplicate originals by their duly authorized representatives this ____ day of ____________, 19__.

WITNESS:                             CONOCO INC.

				     By: /s/FD Bell 10/28/97
------------------------             -------------------------------
				     Title: Manager, Global Carbon
				     -------------------------------

WITNESS:                             GREAT LAKES CARBON CORPORATION

				     By: /s/Jim Betts
------------------------             -------------------------------

				     Title: Vice President, Raw Materials
				     -------------------------------

				EXHIBIT A
	CONFIDENTIAL TREATMENT GREEN ANODE COKE SALES AGREEMENT
				 BETWEEN
				CONOCO INC.
				   AND
		      GREAT LAKES CARBON CORPORATION
		     EFFECTIVE CONFIDENTIAL TREATMENT

			  PRODUCT SPECIFICATIONS

PROPERTY      TYPICAL     AVERAGE     REJECT                 TEST METHOD
				      MONTHLY MAXIMUM
				      MEAN
Moisture, wt%         CONFIDENTIAL TREATMENT                 Conoco Method
							     TSL-19-80
							     and/or GLC
							     Method C-1B

Volatile
Matter, wt%           CONFIDENTIAL TREATMENT                 ASTM D-4421

Sulfur, wt%           CONFIDENTIAL TREATMENT                 ASTM D-1552

Ash, wt%              CONFIDENTIAL TREATMENT                 ASTM D-4422

Metals, ppm:                                                 ASTM D-5600-94

Iron                  CONFIDENTIAL TREATMENT

Vanadium              CONFIDENTIAL TREATMENT

Nickel                CONFIDENTIAL TREATMENT

Silicon               CONFIDENTIAL TREATMENT

Sodium                CONFIDENTIAL TREATMENT

Calcium               CONFIDENTIAL TREATMENT

Nickel +
Vanadium              CONFIDENTIAL TREATMENT

Individually NI and VA may exceed monthly average as long as the combined NI and VA do not exceed CONFIDENTIAL TREATMENT on a monthly average.

			       EXHIBIT B
CONOCO
MATERIAL SAFETY DATA SHEET
--------------------------------------------------------------------------
COKC0020                        Revised 7-APR-1997      Printed 1-MAY-1997



Green Petroleum Coke
--------------------------------------------------------------------------
CHEMICAL PRODUCT/COMPANY IDENTIFICATION


	Material Identification
		CAS Number              64741-79-3
		----------------------------------------------------------
	Tradenames and Synonyms
		Green Anode Coke, Green Anode Code PC
		Green Fuel Coke
		Green Premium Coke
		Needle Coke
		Graphite Petroleum Coke
		8950, 8942, 8940, 8971, 8977, 8982
		----------------------------------------------------------
	Company Identification
		MANUFACTURER/DISTRIBUTOR
				Conoco, Inc.
				P.O. Box 2197
				Houston, TX 77252
		----------------------------------------------------------
		PHONE NUMBERS
			Product Information     1-281-293-5550
			Transport Emergency     CHEMTREC 1-800-424-9300
			Medical Emergency       1-800-441-3637
		----------------------------------------------------------
--------------------------------------------------------------------------
COMPOSITION/INFORMATION ON INGREDIENTS

	Components
		Material                                CAS Number      %
		----------------------------------------------------------
		Thermocracked Coke, Green               64741-79-3  100
		----------------------------------------------------------
	Components (Remarks)
		If workplace exposure monitoring indicates detectable levels of polynuclear aromatic hydrocarbons, refer to the Exposure Controls/Personal Protection Section.
		----------------------------------------------------------
							       (Continued)

--------------------------------------------------------------------------
HAZARDS IDENTIFICATION

Potential Health Effects
	Primary Routes of Exposure/Entry: Skin Inhalation
	Signs and Symptoms of Exposure/Medical Conditions Aggravated by Exposure:
	The product is a relatively nontoxic material. The "nuisance dust" exposure values are listed but they apply to any inert substance capable of producing airborne particulates. Excessive concentrations of nuisance dusts may reduce visibility, cause unpleasant deposits in the eyes, ears, and nasal passages, or irritate the skin or mucous membranes by mechanical means. However, the workplace exposure is not known or expected to cause a significant health effect.

	The product, as with many petroleum products, may cause
	minor skin, eye, or lung irritation, but good hygienic
	practices can minimize these effects.
	------------------------------------------------------------------
Carcinogenicity Information
	None of the components present in this material at
	concentrations equal to or greater than 0.1% are listed by
	IARC, NTP, OSHA or ACGIM as a carcinogen.
	------------------------------------------------------------------
--------------------------------------------------------------------------
FIRST AID MEASURES

	First Aid

		INHALATION
		If inhaled, remove to fresh air. If not breathing, give artificial respiration. If breathing is difficult, give oxygen. Call a physician.

		SKIN CONTACT
		Wash thoroughly with soap and water after contact. If irritation develops, consult a physician.

		EYE CONTACT
		In case of contact, immediately flush eyes with plenty of water for at least 15 minutes. Call a physician

		INGESTION
		No specific intervention is indicated as compoind is not likely to be hazardous by ingestion. Consult a physician if necessary.
		----------------------------------------------------------
--------------------------------------------------------------------------
							       (Continued)

FIRE FIGHTING MEASURES
	Flammable Properties
		Flash Point: No Applicable Test.
		----------------------------------------------------------
		Fire and Explosion Hazards:

		May burn if exposed to temperatures above 700 deg F (370
		deg C.)
		----------------------------------------------------------
	Extinguishing Media
		Water Spray, Water Fog.

		The most effective method of extinguishment is drenching with water or water fog. Though other forms of extinguishing agent may be used, they are considered less effective for deep seated smoldering fires.

		Burning green coke has similar characteristics to burning coal -- may be readily extinguished using water fog after spreading the burning material.
		----------------------------------------------------------
	Fire Fighting Instructions
		Most reported coke fires have occurred when freshly produced coke is inadequately cooled and stored in a manner that allows the movement of air through the coke bed. Coke should be well quenched or cooled before it is stored in a pile out of doors or placed in silos or bins. Storage should be arranged to prevent movement of air through the coke.

		Should a fire occur, its location and extent should be determined as quickly as possible. The best procedure is to dig out and remove the coke in the heated zone. The hot coke should be drenched with water as it is exposed.
		Because of the possibility of a steam explosion, great care should be used in introducing water into confined storage such as a silo. Whenever possible, bulk material in silos should be removed and the material drenched in an open area.

		Products of combustion may contain carbon monoxide, carbon dioxide, and other toxic materials. Do not enter enclosed or confined space without proper protective equipment including respiratory protection.
		----------------------------------------------------------
--------------------------------------------------------------------------
ACCIDENTAL RELEASE MEASURES
	Safeguards (Personnel)
		NOTE: Review FIRE FIGHTING MEASURES and HANDLING (PERSONNEL) sections before proceeding with clean-up. Use appropriate PERSONAL PROTECTIVE EQUIPMENT during clean-up.
		----------------------------------------------------------
	Spill Clean Up
		Recover undamaged and minimally contaminated material for reuse and reclamation. Shovel or sweep up.
		----------------------------------------------------------
							       (Continued)

--------------------------------------------------------------------------
HANDLING AND STORAGE
	Handling (Personnel)
		Wash thoroughly after handling.  Wash clothing after use.
		----------------------------------------------------------
	Storage
		Store in accordance with National Fire Protection
		Association recommendations.
		----------------------------------------------------------
--------------------------------------------------------------------------
EXPOSURE CONTROLS/PERSONAL PROTECTION
	Engineering Controls
		Ventilation: Keep area well ventilated and avoid inhalation
		of dust.
		----------------------------------------------------------
	Personal Protective Equipment
		Respiratory Protection: Select appropraite NIOSH-approved respiratory protection where necessary to maintain exposure below the acceptable limits. Proper respiratory selection should be determined by adequately trained personnel and based on the containment(s), the degree of potential exposure and published respirator protection factors.

		Protective Gloves: Wear impervious gloves.

		Eye Protection: Use close fitting goggles.

		Other Protective Equipment: Sufficient protective clothing to minimize skin exposure. Launder contaminated clothing before reuse.

		Other Precautions: Coke can contain very low ppm levels of polynuclear aromatic hydrocarbons. OSHA has a coal-tar
		pitch volatile exposure standard (permissible exposure
		limit) of 0.2 mg/m3 (benzene-soluble fraction of total particulates) that applies if the workplace has DETECTABLE levels of any of six polynuclear aromatic hydrocarbons (anthracene, benz-a-pyrene, phenanthrene, acridine,
		chrysene, and pyrene).
		----------------------------------------------------------
	Exposure Guidelines
		Exposure Limits
		Green Petroleum Coke
		PEL  (OSHA)             Particulates (Not Otherwise Regulated)
					15 mg/m3, 8Hr. TWA, total dust
					5 mg/m3, 8 Hr. TWA, respirable dust
		----------------------------------------------------------
--------------------------------------------------------------------------
PHYSICAL AND CHEMICAL PROPERTIES
	Physical Data
		Boiling Point           Solid
		Melting Point           Nonmelting solid
		% Volatiles             (volume %) Approximately 5-15%
		Solubility in Water     Insoluble
		Odor            Slight hydrocarbon
		Form            Solid
		Color           Black
		Bulk Density (Loose)    Approximately 52 lb/cu ft.
		----------------------------------------------------------
--------------------------------------------------------------------------
							       (Continued)

STABILITY AND REACTIVITY

	Chemical Stability
		Stable.

		Not reactive under normal conditions.
		----------------------------------------------------------
	Incompatibility with Other Materials
		Incompatible with strong oxidizers.
		----------------------------------------------------------
	Decomposition
		Combustion may produce oxides of sulfur and carbon. Incomplete combustion can produce carbon monoxide.
		----------------------------------------------------------
	Polymerization
		Polymerization will not occur.
		----------------------------------------------------------
--------------------------------------------------------------------------
TOXICOLOGICAL INFORMATION

	Animal Data
		Monkeys and rats were exposed six (6) hours a day for 24 months to green petroleum coke dust (10 or 31 mg/mg3). No tissue effects occurred in monkeys, but the rats showed lung inflammation.

		PNAs (polynuclear aromatic hydrocarbons) have caused cancer involving skin and internal organs of laboratory animals. This animal data should be interpreted cautiously since these studies involved repeated exposure of shaved skin which was never washed free of test material; the resulting skin effects (irritation, cell damage, etc.) may play a role in the tumorigenic response. Also, limited studies of carcinogenic oils have shown that washing the animals' skin with soap and water between applications greatly reduces tumor formation. These studies demonstrate the effectiveness of cleansing the skin after contact.
		----------------------------------------------------------
--------------------------------------------------------------------------
DISPOSAL CONSIDERATIONS

	Waste Disposal
		Treatment, storage, transportation, and disposal must be in accordance with applicable Federal, State/Provincial, and Local regulations. Remove nonusable solid material and/or contaminated soil, for disposal in an approved and permitted landfill.
		----------------------------------------------------------
--------------------------------------------------------------------------
TRANSPORTATION INFORMATION

	Shipping Information
		DOMESTIC HM-181
			Not regulated in packaged or containerized shipments. Regulated only in bulk water shipments by U.S. Coast Guard in 46 CFR.

--------------------------------------------------------------------------
							       (Continued)

		Must not be loaded in cargo vessels when temperatures exceed 225 deg F. See Coast Guard Special Permit 3.86 (which supercedes 46 CFR 148.04-15) and 46 CFR 148.04-17.

	INTERNATIONAL/HM-181:
		Regulated by IMO as "material hazardous only in bulk". See IMO Bulk Code Nos. 40/45 for loading requirements.

	ICAO:
		Not regulated under ICAO.
	------------------------------------------------------------------
--------------------------------------------------------------------------
REGULATORY INFORMATION

	U.S. Federal Regulations
		OSHA HAZARD DETERMINATION
		This material is not known to be hazardous as defined by OSHA's Hazard Communication Standard, 29 CFR 1910.1200.

		CERCLA/SUPERFUND
		Not applicable; this material is covered by the CERCLA petroleum exclusion. Releases are not reportable.

		SARA, TITLE III 302/304
		This material is not known to contain extremely hazardous substances.

		TITLE III HAZARD CLASSIFICATIONS SECTIONS 311, 312

		Acute   : No
		Chronic : No
		Fire    : No
		Reactivity      : No
		Pressure        : No

		SARA, TITLE III, 313
		This material is not known to contain any chemical(s) at a level of 1.0% or greater (0.1% for carcinogens) on the list of Toxic Chemicals and subject to release reporting requirements.

		TSCA
		This material is in the TSCA Inventory of Chemical Substances (40 CFR 710) and/or is otherwise in compliance with TSCA.

		RCRA
		This material, when discarded or disposed of, is not specifically listed as a hazardous waste in Federal regulations; however, it could be considered hazardous
		if it meets criteria for being toxic, corrosive, ignitable, or reactive according to U.S. definitions
		(40 CFR 261). This material could also become a
		hazardous waste if it is mixed with or comes in contact with a listed hazardous waste. If it is a hazardous waste, regulations 40 CFR 262-266 and 268 may apply.
		----------------------------------------------------------
							       (Continued)

		CLEAN WATER ACT
		This material is not known to contain any ingredient(s) subject to the Act.

	State Regulations (U.S.)
		CALIFORNIA "PROP 65"
		The material contains ingredient(s) known to the State of California to cause cancer, birth defects, or other reproductive harm. Read and follow all label directions.

		Ingredient              Nickel (<0.1%)

		PENNSYLVANIA WORKER & COMMUNITY RIGHT TO KNOW ACT
		This material may contain the following ingredient(s) subject to the Pennsylvania Worker and Community Right to Know Hazardous Substances List.

		Ingredient              Nickel
		CAS Number              7442-02-0
		Category                Environmental Hazard, Special
					Hazardous Substance

		Ingredient              Sulfur
		CAS Number              7704-34-9
		Category                Hazardous Substance
		----------------------------------------------------------
	Canadian Regulations
		This is not a WHMIS Controlled Product.
		----------------------------------------------------------
--------------------------------------------------------------------------
OTHER INFORMATION

	NFPA, NPCA-HMIS
		NPCA-HMIS Rating
		Health          1
		Flammability            1
		Reactivity              0

		Personal Protection rating to be supplied by user depending
		on use conditions.
		----------------------------------------------------------
--------------------------------------------------------------------------

		The data in this Material Safety Data Sheet relates only to the specific material designated herein and does not relate to use in combination with any other material or in any process.

		Responsibility for MSDS : MSDS Coordinator
		Address          : Conoco Inc.
		>                : P.O. Box 2197
		>                : Houston, TX 77252
		Telephone                : 1-281-293-5550
		----------------------------------------------------------
					     End of MSDS